EXHIBIT 23.2
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         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Incyte Genomics, Inc. of our report dated January 17, 2000 relating to the financial statements of diaDexus LLC, which appears in Incyte Genomics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

San Jose, California
September 29, 2000